SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 10, 2010
Date of Report
(Date of Earliest Event Reported)

SONOSITE, INC.

(Exact Name of Registrant as Specified in Charter)

Washington	0-23791	91-1405022
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

21919 30th Drive S.E., Bothell, Washington 98021-3904
(Address of Principal Executive Offices)   (Zip Code)

(425) 951-1200
(Registrant's Telephone Number, Including Area Code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 7.01	Regulation FD Disclosure.

On June 12, 2010, at the Jeffries Global Life Sciences Conference in New York, Kevin M. Goodwin, SonoSite, Inc. ("Company") President and CEO, is expected to announce that the Company is targeting revenue growth of 20% and EBIDTAS growth of 25% in each of 2010 and 2011.

EBITDAS stands for earnings before interest, taxes, depreciation, amortization and stock-based compensation.  This is a non-GAAP measure.  In order to reconcile EBITDAS to our GAAP reported earnings, we would need to deduct the applicable amounts for each of interest, taxes, depreciation, amortization and stock based compensation, as determined for each applicable period.  Due to our recently announced pending acquisition of Visualsonics, we are unable to project the amounts we expect to incur for each of these excluded items in 2011 and 2012 at this time.

Forward-looking Information and the Private Litigation Reform Act of 1995

Certain statements in this Form 8-K relating to our future operating results and financial performance are "forward-looking statements" for the purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the opinions and estimates of our management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. These statements are not guaranties of future performance, are based on potentially inaccurate assumptions and are subject to known and unknown risks and uncertainties, including, without limitation, our ability to manufacture, market and sell our newest products, spending patterns in the hospital market, healthcare reform,  prolonged adverse conditions in the U.S. or world economies or our industry and the other factors contained in Item 1A. "Risk Factors" section of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. We caution readers not to place undue reliance upon these forward-looking statements that speak only as to the date of this Form 8-K. We undertake no obligation to publicly revise any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, SonoSite, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOSITE, INC.

Dated:	June 10, 2010	By:	/s/ MICHAEL J. SCHUH
Michael J. Schuh Chief Financial Officer

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